Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter 2017 Financial Results

ATLANTA, November 2, 2017—PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2017.

“We are pleased to report a fifth consecutive quarter of growth from continuing operations, with revenue growth of 19% and Adjusted EBITDA increasing over 31% on a year-over- year constant dollar basis. Our core recovery audit business continues to perform well, with year-over-year growth in every region around the world on a constant dollar basis. Adjacent services revenue for the quarter grew 33% on a constant dollar year-over-year basis,” said Ron Stewart, president and chief executive officer. “We recently announced a multi-year SaaS technology and managed services contract based on our Lavante SIM platform. This solution underscores our competitive advantage resulting from integrating recovery audit data and knowledge with market-leading technology applications to deliver expanded client value on a large scale.”

“Driven by our improved recovery audit performance and growing portfolio of services, we are seeing increased activity with both current and prospective clients, which is supporting a growing pipeline of opportunities. Based on three solid quarters of performance and our outlook for the fourth quarter, we remain confident that we will meet our 2017 guidance of year-over-year double-digit revenue and Adjusted EBITDA growth on a constant dollar basis,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended September 30, 2017

Consolidated revenue from continuing operations for the third quarter of 2017 was $42.5 million, compared to $35.1 million for the same period last year, an increase of 20.8%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 19.2% in the third quarter of 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 18.9% in the third quarter of 2017 compared to the same period in 2016. Third quarter 2017 revenue from the Adjacent Services segment was $0.9 million compared to $0.7 million in 2016, an increase of 35.7%.

Total cost of revenue from continuing operations for the third quarter of 2017 was $26.7 million, or 62.8% of revenue, compared to $22.3 million, or 63.7% of revenue, in the same period last year.

SG&A expenses from continuing operations for the third quarter of 2017 were $12.2 million, compared to $9.9 million in the prior year period. The increase in SG&A expenses was primarily attributable to operating costs associated with the Lavante and Cost & Compliance Associates (“C&CA”) acquired businesses that were not in the prior year, and increased stock-based compensation.

Consolidated net income from continuing operations for the third quarter of 2017 was $1.1 million, or $0.05 per basic and diluted share, compared to net income of $2.1 million, or $0.10 per basic and diluted share, for the same period in 2016. The year-over-year change was primarily driven by an increase in income tax expense in 2017 compared to 2016. In 2016, the Company released its valuation allowance in New Zealand generating a one-time tax benefit in the period.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the third quarter of 2017 was $6.4 million, or 15.1% of revenue, compared to Adjusted EBITDA of $4.7 million, or 13.5% of revenue, in the third quarter of 2016, an increase of $1.7 million or 35.3%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Nine Months Ended September 30, 2017

Consolidated revenue from continuing operations for the nine months ended September 30, 2017 was $114.5 million, compared to $101.7 million for the same period last year, an increase of 12.7%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 13.0% in the nine months ended September 30, 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 12.4% in the nine months ended September 30, 2017 compared to the same period in 2016. On a constant dollar basis, revenue from the Adjacent Services segment increased 34.8% for the nine months ended September 30, 2017 compared to the same period in 2016.

Total cost of revenue from continuing operations for the nine months ended September 30, 2017 was $75.3 million, or 65.7% of revenue, compared to $67.4 million, or 66.3% of revenue, in the same period last year.

SG&A expenses from continuing operations for the nine months ended September 30, 2017 were $34.1 million, compared to $28.4 million in the prior year period. The increase in SG&A expenses was primarily attributable to operating costs associated with the Lavante and C&CA acquired businesses that were not in the prior year, and increased stock-based compensation.

Consolidated net loss from continuing operations for the nine months ended September 30, 2017 was $1.1 million, or $0.05 per basic and diluted share, compared to net income of $2.0 million, or $0.09 per basic and diluted share, for the same period in 2016.

Adjusted EBITDA from continuing operations for the nine months ended September 30, 2017 was $12.0 million, or 10.5% of revenue, compared to Adjusted EBITDA of $10.2 million, or 10.0% of revenue, for the same period in the prior year, an increase of $1.8 million or 17.2%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the third quarter of 2017 was $2.3 million compared to $0.7 million in the third quarter of the prior year, and $3.6 million for the nine months ended September 30, 2017 compared to $6.2 million in the same period in the prior year.

At September 30, 2017, the Company had unrestricted cash and cash equivalents of $11.9 million, and borrowings of $13.6 million against its $35.0 million revolving credit facility.

As of October 31, 2017, the Company had approximately 22.4 million shares of common stock outstanding.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s third quarter 2017 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 7396677.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2018. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 30% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the level of client and prospect interest in the Company’s services, and the Company’s expectations regarding its ability to achieve its 2017 guidance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2017. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$42,467	$35,137	$114,546	$101,661
Operating expenses:
Cost of revenue	26,675	22,367	75,306	67,444
Selling, general and administrative expenses	12,189	9,883	34,149	28,351
Depreciation of property and equipment	1,133	1,376	3,462	3,824
Amortization of intangible assets	722	393	2,166	1,182

Total operating expenses	40,719	34,019	115,083	100,801

Operating income (loss)	1,748	1,118	(537)	860
Foreign currency transaction gains on short-term intercompany balances	(418)	(165)	(1,927)	(976)
Interest expense (income), net	142	(14)	227	(55)
Other loss (income)	17	(168)	(177)	(140)

Income from continuing operations before income taxes	2,007	1,465	1,340	2,031

Income tax expense (benefit)	930	(685)	2,436	(21)

Net income (loss) from continuing operations	$1,077	$2,150	$(1,096)	$2,052

Discontinued operations:
(Loss) income from discontinued operations	$(344)	$133	$(1,029)	$(914)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net (loss) income from discontinued operations	(344)	133	(1,029)	(914)
Net income (loss)	$733	$2,283	$(2,125)	$1,138

Basic earnings (loss) per common share:
Basic from continuing operations	$0.05	$0.10	$(0.05)	$0.09
Basic from discontinued operations	(0.02)	0.01	(0.05)	(0.04)

Total basic earnings (loss) per common share	$0.03	$0.11	$(0.10)	$0.05

Diluted earnings (loss) per common share:
Diluted from continuing operations	$0.05	$0.10	$(0.05)	$0.09
Diluted from discontinued operations	(0.02)	0.01	(0.05)	(0.04)

Total diluted earnings (loss) per common share	$0.03	$0.11	$(0.10)	$0.05

Weighted average common shares outstanding:
Basic	22,498	21,847	22,225	22,084

Diluted	22,761	21,874	22,225	22,114

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$11,932	$15,723
Restricted cash	109	47
Receivables:
Contract receivables, net	35,015	31,464
Employee advances and miscellaneous receivables, net	2,263	2,184

Total receivables	37,278	33,648
Prepaid expenses and other current assets	4,837	3,363

Total current assets	54,156	52,781
Property and equipment, net	15,369	12,236
Goodwill	22,824	13,823
Intangible assets, net	8,840	10,998
Deferred income taxes	2,212	2,269
Other assets	1,149	1,367

Total assets	$104,550	$93,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,669	$7,299
Accrued payroll and related expenses	14,801	13,868
Refund liabilities and deferred revenue	9,496	9,230
Short-term debt	48	3,600
Other current liabilities	2,077	2,078

Total current liabilities	34,091	36,075
Refund liabilities	775	804
Long-term debt	13,677	—
Other long-term liabilities	2,389	4,205

Total liabilities	50,932	41,084

Shareholders’ equity:
Common stock	224	218
Additional paid-in capital	578,695	575,118
Accumulated deficit	(525,358)	(523,233)
Accumulated other comprehensive income (loss)	57	287

Total shareholders’ equity	53,618	52,390

Total liabilities and shareholders’ equity	$104,550	$93,474

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$733	$2,283	$(2,125)	$1,138
Income tax expense (benefit)	930	(685)	2,436	(21)
Interest expense (income), net	142	(14)	227	(55)

EBIT	1,805	1,584	538	1,062
Depreciation of property and equipment	1,135	1,381	3,468	3,835
Amortization of intangible assets	722	393	2,166	1,182

EBITDA	3,662	3,358	6,172	6,079
Foreign currency transaction gains on short-term intercompany balances	(418)	(165)	(1,927)	(976)
Other loss (income)	17	(168)	(177)	(140)
Transformation severance and related expenses	692	138	1,592	1,233
Stock-based compensation	2,107	1,424	5,362	3,224

Adjusted EBITDA	$6,060	$4,587	$11,022	$9,420

Adjusted EBITDA from continuing operations	$6,402	$4,731	$12,045	$10,269

Adjusted EBITDA from discontinued operations	$(342)	$(144)	$(1,023)	$(849)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net Income (loss)	$733	$2,283	(2,125)	$1,138
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,855	1,773	5,628	5,017
Stock-based compensation expense	2,107	1,425	5,362	3,224
Foreign currency transaction gains on short-term intercompany balances	(418)	(165)	(1,927)	(976)
(Increase) decrease in receivables	(2,867)	(2,736)	(714)	(469)
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(2,319)	589	(2,035)	1,253
Other, primarily changes in assets and liabilities	3,191	(2,457)	(632)	(3,013)

Net cash provided by operating activities	2,282	712	3,557	6,174

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(2,390)	(2,510)	(6,433)	(4,648)
Acquisition of businesses, net of cash acquired	—	—	(10,128)	—

Net cash used in investing activities	(2,390)	(2,510)	(16,561)	(4,648)

Cash flows from financing activities:
Repurchase of common stock	—	(104)	—	(3,762)
Borrowing under line of credit	—	—	10,000	—
Other, net	—	(75)	605	(86)

Net cash provided by (used in) financing activities	—	(179)	10,605	(3,848)

Effect of exchange rates on cash and cash equivalents	(830)	(27)	(1,392)	370

Net (decrease) increase in cash and cash equivalents	(938)	(2,004)	(3,791)	(1,952)
Cash and cash equivalents at beginning of period	12,870	15,174	15,723	15,122

Cash and cash equivalents at end of period	$11,932	$13,170	$11,932	$13,170

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2017	2016	Change	2017	2016	Change
Revenue
Recovery Audit Services - Americas	$30,705	$25,719	$4,986	$81,641	$72,408	$9,233
Recovery Audit Services - Europe/Asia-Pacific	10,837	8,736	2,101	29,441	26,683	2,758
Adjacent Services	925	682	243	3,464	2,570	894

Total	$42,467	$35,137	$7,330	$114,546	$101,661	$12,885

Cost of revenue
Recovery Audit Services - Americas	$18,552	$14,787	$3,765	$51,154	$44,737	$6,417
Recovery Audit Services - Europe/Asia-Pacific	6,650	6,284	366	19,553	18,657	896
Adjacent Services	1,473	1,296	177	4,599	4,050	549

Total	$26,675	$22,367	$4,308	$75,306	$67,444	$7,862

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,662	$2,132	$530	$7,320	$6,434	$886
Recovery Audit Services - Europe/Asia-Pacific	2,114	1,265	849	5,247	4,402	845
Adjacent Services	910	321	589	3,040	666	2,374
Corporate Support	6,503	6,165	338	18,542	16,849	1,693

Total	$12,189	$9,883	$2,306	$34,149	$28,351	$5,798

Depreciation of property and equipment
Recovery Audit Services - Americas	$789	$935	$(146)	$2,478	$2,863	$(385)
Recovery Audit Services - Europe/Asia-Pacific	161	141	20	453	379	74
Adjacent Services	183	300	(117)	531	582	(51)

Total	$1,133	$1,376	$(243)	$3,462	$3,824	$(362)

Amortization of intangible assets
Recovery Audit Services - Americas	$329	$373	$(44)	$986	$1,118	$(132)
Recovery Audit Services - Europe/Asia-Pacific	—	—	—	—	—	—
Adjacent Services	393	20	373	1,180	64	1,116

Total	$722	$393	$329	$2,166	$1,182	$984

Operating income (loss)
Recovery Audit Services - Americas	$8,373	$7,492	$881	$19,703	$17,256	$2,447
Recovery Audit Services - Europe/Asia-Pacific	1,912	1,046	866	4,188	3,246	942
Adjacent Services	(2,034)	(1,255)	(779)	(5,886)	(2,792)	(3,094)
Corporate Support	(6,503)	(6,165)	(338)	(18,542)	(16,849)	(1,693)

Total	$1,748	$1,118	$630	$(537)	$860	$(1,398)

Adjusted EBITDA
Recovery Audit Services - Americas	$9,540	$8,894	$646	$23,480	$21,754	$1,726
Recovery Audit Services - Europe/Asia-Pacific	2,433	1,376	1,057	5,223	3,908	1,315
Adjacent Services	(1,198)	(797)	(401)	(3,870)	(2,008)	(1,862)
Corporate Support	(4,373)	(4,742)	369	(12,788)	(13,385)	597

Total	$6,402	$4,731	$1,671	$12,045	$10,269	$1,776

*	The Recovery Audit Services—Americas segment represents retail, commercial and contract compliance recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services—Europe/Asia-Pacific segment represents retail, commercial and contract compliance recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.